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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
INTERNATIONAL BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL BANCSHARES CORPORATION
Post Office Drawer 1359
Laredo, Texas 78042-1359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2008

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of International Bancshares Corporation (the "Company") will be held at the LAREDO COUNTRY CLUB, at 1415 Country Club Drive, Laredo, Texas 78041 on Monday, May 19, 2008 at 7:00 p.m. for the following purposes:

  (1)
  To elect ten (10) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

  (2)
  To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2008;

  (3)
  To approve an amendment to add 300,000 additional shares to the 2005 International Bancshares Corporation Stock Option Plan.

  (4)
  To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 1, 2008, are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. The Company's 2007 Annual Report is being furnished with this Proxy Statement to shareholders of record as of the close of business on April 1, 2008. The Annual Report does not constitute a part of this Proxy Statement or proxy solicitation material.

        Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed proxy statement and the Annual Report are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." Additionally, and in accordance with SEC rules, you may access our Proxy Statement and Form 10-K at http://ww3.ics.adp.com/streetlink/IBOC, which does not have "cookies" that identify visitors to the site.

        In order to ensure the representation of a quorum at the Annual Meeting, shareholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

INTERNATIONAL BANCSHARES CORPORATION

Dennis E. Nixon President
Dated: April 18, 2008

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES, AVAILABILITY OF PROXY MATERIALS AND VOTING OF PROXIES AND SHARES

  Solicitation and Revocation of Proxies

        The Board of Directors of International Bancshares Corporation, a Texas corporation (the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 19, 2008 at 7:00 p.m., local time, at the Laredo Country Club, at 1415 Country Club Drive, Laredo, Texas 78041. The Company will pay for the cost of the proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

        It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company. No additional compensation will be paid to employees for such services. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78040 or by appearing at the Annual Meeting, giving notice of revocation of the proxy and voting in person. The approximate date on which this proxy statement and the accompanying form of proxy are first sent or given to security holders is April 18, 2008.

        Important Notice Regarding Availability of Proxy Materials For Annual Meeting To Be Held On May 19, 2008

        Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our Annual Report are available on our website at www.ibc.com, under the heading "Investors" in the section for "SEC Filings." Additionally, and in accordance with new SEC rules, you may access our Proxy Statement and Form 10-K at http://ww3.ics.adp.com/streetlink/IBOC, which does not have "cookies" that identify visitors to the site, and thus protects your privacy.

  Voting of Proxies and Shares

        Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on April 1, 2008 (the "Record Date"), shall be entitled to vote at the Annual Meeting. There were 68,555,605 shares of Common Stock issued and outstanding on the Record Date held of record by approximately 2,589 shareholders. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock held.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given, but, in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Each of the Proxies will have the power to appoint his substitute. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting, shall have and may exercise all the powers granted to the Proxies. If any nominee for director shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A quorum with respect to any specific proposal to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal. Abstentions will be treated as present and entitled to vote with respect to any proposal submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such proposal and the approval of such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any proposal other than the election of directors, such proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Thus, abstentions with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of Common Stock present at the Annual Meeting and entitled to vote thereon.

  Annual Meeting Admission

        If you wish to attend the Annual Meeting in person, you must present a form of personal identification. If you are a beneficial owner of Company Common Stock that is held of record by a bank, broker or other nominee, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. No cameras, recording equipment, or electronic devices will be permitted in the meeting.

PROPOSAL—1

ELECTION OF DIRECTORS

  Nominees for Election as Director

        Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his or her successor is elected and qualified. The Proxies named in the accompanying proxy card, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, unless otherwise instructed in such proxy card. Certain information concerning each nominee as of April 1, 2008 is set forth below, including information regarding each nominee's positions, if any, with International Bank of Commerce, the Company's lead bank subsidiary ("IBC"):

Nominee for Director	Served as Director Since(1)	Age	Principal Occupation (2)
Irving Greenblum	1981	78	International Investments & Real Estate and Director of IBC
R. David Guerra	1993	55	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC
Daniel B. Hastings Jr.	2000	60	Licensed U.S. Custom Broker and Director of IBC since 2000
Richard E. Haynes	1977	65	Attorney at Law; Real Estate Investments; and Director of IBC
Imelda Navarro	2002	50	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC and Director of IBC since 2002
Sioma Neiman	1981	80	International Entrepreneur
Peggy J. Newman	1997	76	Real Estate Investments; President of Newman Poultry Co. and Director of IBC
Dennis E. Nixon	1975	65	Chairman of the Board of the Company since May 1992 and President of the Company since 1979; President, Chief Executive Officer and Director of IBC
Leonardo Salinas (3)	1976	74	Real Estate Investments and Director of IBC
Antonio R. Sanchez, Jr.	1995	65	Chairman of the Board of Sanchez Oil & Gas Corporation; Investments; and Director of IBC

(1)
Includes time served as director of IBC prior to July 28, 1980 when the Company became the successor issuer to IBC.

(2)
Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for the last five years.

(3)
Leonardo Salinas, who had served as Vice President of the Company and Senior Executive Vice President of IBC, retired as of June 30, 2000.

        None of the nominees for director and none of the executive officers of the Company have a family relationship with any of the other nominees for director or executive officers.

        None of the above nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or of any company registered under the Investment Company Act of 1940, as amended.

The Board of Directors recommends a vote "FOR" each named nominee.

CORPORATE GOVERNANCE

  General

        This section includes information about the qualifications, compensation and meetings of the Board of Directors and the qualification, composition, purpose and meetings of the committees of the Board of Directors. This section also discusses the Code of Ethics of the Company.

  Attendance at Board Meetings

        During 2007, the Board of Directors held eight meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Company's Board of Directors and the total number of meetings held by all committees of the Board on which such director served, except for Richard E. Haynes and Sioma Neiman who attended fewer than 75% of such meetings.

  Executive Sessions of Board of Directors

        In addition to Board meetings, non-employee directors meet periodically in executive session without members of management present. The non-employee directors met in executive session four times during 2007.

  Board Nominations

        The Company's Board of Directors does not have a standing nominating committee or any other committee performing similar functions. The Company's Board of Directors has adopted a resolution setting forth certain Guidelines Regarding Nomination of Directors (the "Guidelines"). The Company has not established a separate nominating committee because it desires active participation of all Board members in the analysis and process of making nominations. In addition, nominees for selection are recommended to the whole Board of Directors by a majority of the Company's directors who are "independent" as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers ("NASD")listing standards. The Board believes that these measures maintain the integrity of the nomination process in the same manner as if it had established a nominating committee. The Guidelines are available on the Company's website at www.ibc.com.

        Pursuant to the Guidelines, the independent directors seek to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of shareholders. The independent directors utilize a variety of methods for identifying and evaluating director nominees. The independent directors will consider director candidates recommended by shareholders if provided with the following: (i) evidence, in accordance with Rule 14a-8 under the Exchange Act, of compliance with shareholder eligibility requirements; (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate; (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director; and, (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that other potential nominees are evaluated. Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under "Shareholder Communication with the Board of Directors."

  Annual Meeting Attendance

        The Company encourages all members of its Board of Directors to attend the annual meetings of shareholders, but it has not adopted a formal policy requiring attendance. All of the members of the Board of Directors of the Company who were directors at the time of the 2007 annual meeting of shareholders were in attendance at such meeting.

  Director Independence

        The Company's Board of Directors has determined that a majority of its members are "independent" as defined in Rule 4200 (a) (15) of the NASD listing standards. As of April 1, 2008, the following members of the Board of Directors are not independent: Imelda Navarro, Dennis E. Nixon, R. David Guerra, and Antonio R. Sanchez, Jr.

  Director Compensation

        The table below summarizes the compensation paid by the Company to directors, other than the named executives officers, for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Lester Avigael(2)	$2,400	$32,800	$35,200
Irving Greenblum	2,400	17,600	20,000
Daniel B. Hastings, Jr.	3,000	18,500	21,500
Richard E. Haynes	1,800	17,000	18,800
Sioma Neiman	900	8,600	9,500
Peggy J. Newman	900	17,300	18,200
Leonardo Salinas	1,800	19,700	21,500
Antonio R. Sanchez, Jr.	1,800	9,800	11,600
(1)
All directors received certain perquisites from the Company during 2007, but the incremental cost of providing those perquisites was significantly less than the $10,000 disclosure threshold per director. Certain directors of the Company serve as directors of subsidiary banks of the Company, and each such director receives compensation for his or her services as a director of the subsidiary bank in the amount of $900 for each board meeting and $300 for each meeting of a board committee of the subsidiary bank that he or she attends. The amounts paid to directors of the Company for their services as a director of a subsidiary bank are set forth in the "All Other Compensation" column above.

(2)
Mr. Avigael passed away on January 10, 2008.

        Each director of the Company receives compensation for his or her services as a director of the Company in the amount of $900 for each board meeting of the Company and $300 for each meeting of a board committee he or she attends. These director fees are set forth in the "Fees Earned or Paid in Cash" column in the foregoing table. Some of the board meetings of the Company were by telephone conference and the directors are not paid for meetings held by telephone conference. Salaried officers of the Company who are directors are not compensated for committee meetings. No stock options or other equity-based awards are granted to non-employee board members. The director fees paid to the named executive officers are included in the "All Other Compensation" column set forth in the "Summary Compensation Table" below.

  Shareholder Communications With The Board of Directors

        Shareholders may communicate directly with the Board of Directors. All communications should be in writing and directed to the Company's Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors. The Company's Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed appropriate, the Company's Corporate Secretary will forward correspondence to the Chairman of the Board or any specific director to whom the correspondence is directed. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Marisa V. Santos
Corporate Secretary
International Bancshares Corporation
P. O. Drawer 1359
Laredo, Texas 78042

  Code of Ethics

        The Company has adopted a code of business conduct and ethics for executive officers (including the Company's Chief Executive Officer and Chief Financial Officer), known as the International Bancshares Code of Ethics for Financial Professionals. The Company also maintains a code of ethics for all employees and directors, known as the International Bancshares Code of Ethics. The International Bancshares Code of Ethics for Financial Professionals and the International Bancshares Code of Ethics are available on the Company's website at www.ibc.com. Any amendment to, or waiver of, the International Bancshares Code of Ethics for Financial Professionals will be disclosed on such Company website.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

        The Audit Committee of the Board of Directors during 2007 consisted of Lester Avigael, Irving Greenblum, Richard E. Haynes and Daniel B. Hastings, Jr. The Committee met four times during the 2007 fiscal year. Mr. Haynes missed two meetings and Mr. Hastings missed one meeting. The primary functions of the Audit Committee are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports and to review the results of audits by the internal auditor and the independent auditors. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports. The Board of Directors has adopted a separate Audit Committee Charter. The charter for the Audit Committee is available on the Company's website at www.ibc.com.

        The Company's Board of Directors has determined that none of the Audit Committee members meets the audit committee financial expert criteria as defined by Item 407(d) of Regulation S-K of the Exchange Act. While it might be possible to recruit a person who qualifies solely as a financial expert, the Board does not believe such a candidate would meet the other criteria that the Board has established for Board and Audit Committee members. The Board has determined that in order to fulfill all of the functions of the Board and Audit Committee, each member of the Board and the Audit Committee should meet all the criteria that have been established by the Board, and it is not in the best interests of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications that the Board seeks to further the interests of the Company. The Audit Committee during 2007 consisted of Lester Avigael, Irving Greenblum, Richard E. Haynes and Daniel B. Hastings, Jr. The 2008 Audit Committee consists of the same individuals, except Leonardo Salinas who was added after Mr. Avigael passed away on January 10, 2008. The 2007 Audit Committee consisted of and the 2008 Audit Committee consists of four directors, all of whom are "independent" within Rule 4200(a)(15) of the NASD listing standards and Rule 10A-3(b)(1) under the Exchange Act and each of whom has been selected for the Audit Committee by the Board based on the Board's determination that they are fully qualified to (i) review and understand the Company's financial statements, (ii) monitor the performance of management, (iii) monitor the Company's internal accounting operations, (iv) monitor the independent auditors, and (v) monitor the disclosures of the Company to the end that they fairly present the Company's financial condition and results of operations. In addition, the Audit Committee has the ability, on its own, to retain independent accountants or other consultants whenever it deems appropriate. The Board of Directors believes that this is fully equivalent to having a financial expert on the Audit Committee.

  Stock Option Plan Committee

        The Stock Option Plan Committee of the Board of Directors during 2007 consisted of Lester Avigael, Irving Greenblum and Richard E. Haynes. The Stock Option Plan Committee for 2008 consists of Daniel B. Hastings, Jr., Richard E. Haynes, Irving Greenblum and Peggy J. Newman. The Committee met seven times during the 2007 fiscal year, and each member of the Committee attended all seven meetings. The Stock Option Plan Committee's primary function is the administration of the 2005 International Bancshares Corporation Stock Option Plan, which includes taking all final action on the amount, timing, price and other terms of all options granted under the Plan. The Stock Option Plan Committee has the authority to retain outside consultants or separate legal counsel, which authority the Stock Option Plan Committee did not exercise during 2007. Each member of the Stock Option Plan Committee that served during 2007 and who is serving in 2008 is "independent" within Rule 4200(a)(15) of the NASD listing standards.

  Report of the Stock Option Plan Committee

        The Stock Option Plan Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. The Company did not award any options to the executive officers of the Company during the 2007 fiscal year. The Stock Option Plan Committee met seven times during the 2007 fiscal year. The primary purpose of the 2005 International Bancshares Corporation Stock Option Plan is to increase the interest of the executives and key salaried employees of the Company, the subsidiary banks and non-bank subsidiaries in the Company's future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The size of the option grants are determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other factors. The exercise price of each option equaled the fair market value of the Common Stock as of the date of grant. The Stock Option Plan Committee believes its decision not to grant stock options during 2007 to the executive officers of the Company is consistent with the compensation objectives of the Plan.

        This report is submitted on behalf of the Stock Option Plan Committee.

        Peggy J. Newman        Irving Greenblum        Richard E. Haynes        Daniel B. Hastings, Jr.

  Salary and Steering Committee of IBC

        The Company's Board of Directors does not have a compensation committee or a committee performing similar functions and does not exert authority over the approval of any cash compensation program for the executive officers of the Company. Since all cash compensation paid to executive officers of the Company is paid by the Company's lead bank subsidiary, IBC, the Salary and Steering Committee of IBC's Board of Directors is responsible for making recommendations to the IBC Board of Directors regarding each executive officer's cash compensation. The Committee has the authority to retain outside consultants or separate legal counsel, which authority the Committee did not exercise during 2007. The Salary and Steering Committee of IBC's Board of Directors during 2007 consisted of Lester Avigael, Daniel B. Hastings, Jr. and Richard E. Haynes, all of whom serve on the Company's Board of Directors. The Salary and Steering Committee met once during the 2007 fiscal year. Each member of the Committee attended the meeting. The Salary and Steering Committee for 2008 consists of Irving Greenblum, Daniel B. Hastings, Jr., Richard E. Haynes and Peggy J. Newman, all of whom serve on the Company's Board of Directors. Each member of the Salary and Steering Committee of IBC that served during 2007 and who is serving during 2008 is independent within Rule 4200(a)(15) of the NASD listing standards.

        Salary and Steering Committee and Stock Option Plan Committee Interlocks and Insider Participation

        None of the members of the Salary and Steering Committee or the Stock Option Plan Committee was an officer or employee of the Company or any of its subsidiaries in 2007 nor was any member formerly an officer or employee of the Company or any of its subsidiaries. Some of the members of the Salary and Steering Committee, and some of these persons' associates, are current or past customers of one or more of the Company's subsidiary banks. Since January 1, 2007, transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

EXECUTIVE COMPENSATION

  Executive Officers

        The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next Annual meeting. The following table sets forth the name of each executive officer of the Company as of December 31, 2007 and the principal positions held by each officer.

        Certain information as of April 1, 2008 is set forth in the following table concerning the Company's executive officers, each of whom has been elected to serve until the 2008 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Name	Age	Position of Office	Officer of the Company Since
Dennis E. Nixon	65	Chairman of the Board of the Company since 1992 and President of the Company since 1979; President, Chief Executive Officer and Director of IBC	1979
R. David Guerra	55	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC	1986
Imelda Navarro	50	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC and Director of IBC since 2002	1982

        There are no family relationships among any of the persons named above. Each executive officer has held the same position or another executive position with the Company during the past five years.

Compensation Discussion and Analysis

  Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to the principal executive officer, the principal financial officer, and the one other most highly-compensated executive officer in 2007. We refer to these three persons throughout as the "executive officers." The discussion focuses on compensation and practices relating to our most recently completed fiscal year.

        Our management believes that the performance of each of the executive officers has the potential to impact the Company's short-term and long-term profitability. Therefore, our management places considerable importance on the design and administration of the executive compensation program.

        The compensation package for each of the executive officers consists of base salary, annual discretionary bonus and a discretionary incentive stock option grant. Also, the executive officers participate in the Employee's Profit Sharing Plan and receive certain perquisites. Certain executive officer(s) may receive compensation pursuant to the Company's Executive Incentive Compensation Plan. Stock option grants are determined by the Company's Stock Option Plan Committee and are discussed under the Stock Option Plan Committee's separate report below. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual discretionary bonuses are recommended by the Salary and Steering Committee of IBC (the "Committee"). The Committee assists the Board of Directors in discharging its responsibilities relating to executive compensation. The Committee receives recommendations from the Company's President regarding the compensation of executive officers (other than the President). The Committee during 2007 consisted of Lester Avigael, Daniel B. Hastings, Jr. and Richard E. Haynes. The 2008 Committee consists of Peggy J. Newman, Irving

Greenblum, Daniel B. Hastings, Jr. and Richard E. Haynes. Each member of the Committee serves as a director of both IBC and the Company and is independent under applicable NASD and SEC standards. The Committee does not have a charter.

  Compensation Philosophy

        Our Company's compensation philosophy is to maximize long-term return to shareholders consistent with the Company's commitments to maintain the safety and soundness of the institution and provide the highest possible level of service to the customers and communities that it serves. To do this, the Committee believes the Company must provide competitive salaries and appropriate incentives to achieve long-term shareholder return.

  Objectives of Executive Compensation

        Our Company's executive compensation policies are designed to achieve four primary objectives:

  •
  attract and retain well-qualified executive leadership;

  •
  provide incentives for achievement of corporate goals and individual performance;

  •
  provide incentives for achievement of long-term shareholder return; and

  •
  align the interests of management with those of the shareholders to encourage continuing growth in shareholder value.

        The Committee's goal is to effectively balance salaries with other performance-based compensation commensurate with an officer's individual management responsibilities and contribution to corporate objectives. Each of the three named executive officers has served the Company for over twenty years. The salary and bonus decisions of the Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a salary and bonus that is consistent with the historical compensation pattern for that individual. The determination of whether there is a compelling reason to deviate from the historical compensation pattern for an executive officer is based on whether there is a significant change in the trend of financial performance for the Company and whether there is an overall perception that the individual satisfactorily performed his or her duties at the Company. The historical compensation decisions of the Committee with respect to compensation of the executive officers also reflect the Committee's subjective assessment of the competitive nature of the markets where the Company does business and the difficulty in retaining qualified executive officers in such markets. The Committee takes these competitive salary factors into consideration when making its subjective salary and bonus compensation decisions for the executive officers.

  Decisions Regarding Executive Compensation

        The Committee's recommendations regarding each executive officer's compensation are subjective with regard to both the base salary and discretionary bonus. At the end of each year, a base salary recommendation for the next year and a discretionary bonus recommendation for the previous year are made for each executive officer by the Committee. When proposing compensation levels the Committee reviews, discusses and analyzes the historical compensation for each executive officer of the Company and whether there is any compelling reason to deviate from such historical compensation pattern for each executive officer. Only in the event that the Committee perceives that there will be a long-term trend of negative overall performance of the Company, or in the event that an executive officer is perceived as not having satisfactorily performed their duties at the Company, will the cash compensation of an executive officer be expected to be negatively impacted. The Committee receives recommendations respecting such analysis from the Company's President (other than as it pertains to the President). Before a vote is taken, members have an opportunity to ask for additional information, to raise and discuss further questions and to consult outside consultants and/or separate legal counsel. During 2007, the Committee did not consult outside consultants or separate legal counsel. All base salary and bonus recommendations of the Committee are subject to final approval of the Board of Directors of IBC.

  Elements of Compensation

        Our Company's executive compensation program consists primarily of the following elements: (i) base salary and benefits; (ii) annual cash bonus incentives; (iii) longer-term equity-based incentives in the form of stock options; (iv) participation in the Employees' Profit Sharing Plan and (v) certain perquisites. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed above.

        Base Salary and Benefits.    Annual base salaries are set to attract and retain executive officers with exceptional abilities and talent. The Committee considers each executive officer's performance, historical compensation and responsibilities within the Company. As stated above, the salary decisions of the Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a base salary that is consistent with the historical compensation pattern for that individual. The Committee also periodically collects salary information from other publicly-traded bank holding companies in Texas. The Committee does not have targeted parameters with respect to the review of the salary information collected from such comparator companies, rather, the Committee collects the salary information for comparison as a means to identify major changes in the overall compensation levels of executive officers of publicly-traded bank holding companies in Texas. Any such major change would be considered by the Committee in its determination of whether there is a compelling reason to deviate from the historical compensation pattern for any of the executive officers. The Committee believes that the usefulness of the salary data of comparative companies is limited because the duties of officers with the same title may greatly differ from one company to another. In 2007, the Committee collected salary information from Cullen/Frost Bankers, Inc., Sterling Bancshares, Inc., Prosperity Bancshares, Inc., Texas Capital Bancshares, Inc., and Comerica, Incorporated.

        Annual Cash Bonus Incentives.    Annual cash bonus incentives are used to reward executive officers for the Company's overall financial performance, taking into consideration individual performance. The discretionary bonus program is intended to compensate each executive officer for the officer's contribution to IBC's (i) financial performance and (ii) other non-financial goals during the previous year.

        As previously discussed, the bonus decisions of the Committee are subjective and focused on whether there is any compelling reason to deviate from the historical compensation pattern for each executive officer. If not, it will be expected that the individual will receive a bonus that is consistent with the historical compensation pattern for that individual. For each executive officer other than the President, the President conducts a subjective analysis of each officer's individual performance and makes recommendations to the Committee as to the appropriate discretionary bonus amount, taking into account each officer's historical compensation pattern. With respect to the analysis of individual performance, the President and Committee only determine whether there is a perception that the executive officer satisfactorily performed their duties at the Company. The Committee considers the recommendations of the President in determining the amount of the discretionary bonus for each executive officer, other than the President. All decisions of the Committee with respect to executive compensation are subject to the final approval of the Board of Directors of IBC.

        In addition to considering an executive officer's historical compensation pattern and individual performance, the Committee also considers four measures of corporate performance in determining annual cash discretionary bonus amounts to be paid to the Company's executive officers. These measures of performance are:

  •
  earnings per share and earnings per share growth;

  •
  return on average assets;

  •
  return on average equity; and

  •
  non-financial objectives.

        The Company does not have specific performance targets, thresholds or goals for any of the foregoing measures. Each measure is analyzed by the Committee to determine how it compares to the historical performance of the Company. Even if the performance in a category is not as favorable as the historical performance of the Company in such category, the Committee will subjectively analyze the reason for the difference and whether the Company believes it will cause a long-term trend of negative overall performance of the Company. The Committee is focused on the long-term results of the Company and recognizes that there may be periods when certain non-financial objectives may out-weigh near term financial performance. The Committee believes that the salary and discretionary bonus paid to each of the executive officers in 2007 was appropriate in light of the compensation objectives of the Company.

        In order for payment of certain incentive awards to be deductible to the Company under the current Internal Revenue Code, as amended (the "Code"), the award must be paid under a plan like the Company's 2006 Executive Incentive Compensation Plan ("EICP"). Section 162(m) of the Code provides that publicly-held companies may not deduct compensation paid to certain executive officers in excess of one million dollars annually, with certain exemptions for qualified "performance-based" compensation, such as compensation under the EICP. The EICP is administered by the Committee. The EICP provides for designated executive officer(s) of the Company to be granted annual incentive cash awards consistent with the objectives and limitations of the EICP. Any executive officer of the Company may at the discretion of the Committee be granted an annual incentive award under the EICP. The payment of any annual incentive award under the EICP is conditioned upon the achievement by the Company of either one of the specified (i) return on average total assets or (ii) return on average total shareholders' equity targets which have been established by the Committee. The numerical amount of these targets constitutes confidential commercial information of the Company. With respect to the likelihood of the Company meeting at least one of the performance targets, the Company has had an executive incentive compensation plan since 1997 and the Company has met at least one of the two performance targets under the executive incentive plan every year since 1997. The current EICP will expire on December 31, 2016. The performance goals that have been established for the EICP may not be changed without the prior approval of the shareholders of the Company. To date, the President of the Company is the only executive officer of the Company that has been granted an annual incentive award under the EICP. The amount of an award under the EICP is determined in the discretion of the Committee. The amount of the award is completely discretionary, except a participant may not receive more than a maximum of 2.5% of the total income before income taxes of the Company for the year under the EICP.

        For services rendered to the Company in 2007, Mr. Nixon, the President of the Company, received a salary of $519,941.00, a cash bonus under the discretionary cash bonus program of $300,000.00. During 2007, the Company met one of the performance targets, which include the return on average total assets and the return on average total shareholders' equity targets, established pursuant to the EICP by the Committee. Accordingly, the Committee determined in its discretion to pay an incentive award to Mr. Nixon under the EICP of $1,000,000.00 for services rendered to the Company during 2007. The amounts of Mr. Nixon's salary and the cash bonus were consistent with the historical compensation pattern for Mr. Nixon, who has served as President of the Company and its predecessor, IBC, since 1979 and whose duties are more extensive than those of the other named executive officers. Mr. Nixon's discretionary bonus and EICP award were also affected by the strong financial results of the Company during 2007, which included (i) net income of $121 million, or $1.76 per share-basic, (ii) the Company's return on average total assets of 1.12% and (iii) the Company's return on average total shareholders' equity of 13.73%.

        Longer-Term Equity-Based Incentives-Stock Options.    A portion of executive compensation is also linked to corporate performance through equity-based compensation awards in the form of stock options. Awards under the Company's shareholder-approved Stock Option Plan are designed to:

  •
  align executive officer and shareholder interests;

  •
  reward officers for building shareholder value; and

  •
  encourage long-term investment in the Company by executive officers.

        Although our Company has no specific stock ownership guidelines, the Committee believes that stock ownership by management is beneficial to shareholders and stock options have been granted by the Company to executive officers and key salaried employees pursuant to various shareholder-approved stock option plans for many years. The size of the option grants is determined by the Stock Option Plan Committee based upon a subjective assessment of the respective employee's performance, compensation level and other subjective factors determined by the Stock Option Plan Committee.

        All stock option grants to executive officers have been made pursuant to shareholder-approved stock option plans. The Stock Option Plan Committee administers all aspects of the 2005 International Bancshares Corporation Stock Option Plan (the "Stock Option Plan") and also has authority to determine the individuals to whom and the terms upon which options are granted, the number of shares subject to each option and the form of consideration payable upon the exercise of an option. The President makes recommendations of stock option grants (other than for himself), which the Stock Option Plan Committee then considers. The Stock Option Plan Committee takes final action on the amount, timing, price and other terms of all options granted to executive officers and key salaried employees of the Company. The exercise price of each option granted under the Stock Option Plan equaled the fair market value of the Common Stock as of the date of grant.

        The Stock Option Plan Committee did not grant awards of stock options to the executive officers in 2007. The Stock Option Plan Committee has no formal policy as to timing of awards of stock options other than as set forth below with respect to the release of material non-public information. The Committee's decision not to grant stock options to any of the executive officers in 2007 was consistent with the historic compensation practices for such executive officers, which compensation practices span a range of at least twenty years for each executive officer and include a number of years when the executive officers were granted stock options. Historically, the Company has not granted stock options to the executive officers every year. Prior to 2008, stock option awards had been granted to at least one of the executive officers in five of the ten years ended 2005, although the President has not received any stock option awards since 1997. All stock option awards under the Stock Option Plan have been made at the market value of the Company's common stock on the date of grant. Stock options granted under the Stock Option Plan are generally granted for a term of eight years and have a six year vesting schedule. The Stock Option Plan permits the exercise price to be paid by delivery of cash or by surrendering shares of the Company's common stock. Vesting of stock options may be accelerated upon certain events, including a change in control of the Company. Approximately eighty percent of all stock options outstanding and held by executive officers at December 31, 2007 were vested. The Stock Option Plan is a tandem plan that provides for the granting of nonstatutory stock options and incentive stock options. The most recent stock options granted to executive officers in 2005 were all incentive stock options. The Stock Option Plan Committee believes its decision not to grant stock options to the executive officers in 2007 is consistent with the Company's compensation objectives.

        Profit Sharing Plan.    The Company has a 401(k) deferred profit sharing plan for full-time employees with a minimum of one year of continuous employment with the Company in order to provide a tax-advantaged savings vehicle to employees. It is a tax-qualified, defined contribution plan. The Company's annual contribution to the profit sharing plan is based on a percentage, as determined by the Board of Directors, of total compensation paid during the year to participants of the profit sharing plan.

Allocation of the contribution among officers and employees' accounts is based on length of service and amount of salary earned. Profit sharing costs of $4,628,401 were charged to income for the year ended December 31, 2007. This profit sharing plan and the Company's contribution to the plan enhance the range of benefits the Company offers to executives and employees and enhances the Company's ability to attract and retain employees.

        Perquisites and Other Personal Benefits.    The Company provides the executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the Company's overall compensation program to better enable the Company to attract and retain superior employees for key positions and provide a way for the employees of the Company to attract or retain customers of the Company. The perquisites and other benefits represent a small part of the Company's overall executive compensation package. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The primary perquisites are club memberships and the use of Company aircraft.

        The efficiencies afforded by corporate aircraft are a key factor in the Company's business plan in view of the Company being headquartered in Laredo, Texas. The Company's Board has engaged an outside security consultant to assess security risks to the executive management of the Company. In view of the location of the Company's headquarters in Laredo on the Texas/Mexico border, the security consultant recommended that the Principal Executive Officer of the Company, Mr. Nixon, and his family use a Company plane for all business and personal travel. Although Mr. Nixon and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for Securities and Exchange Commission disclosure purposes the personal use of the Company plane as a perquisite of Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. This method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown on such trip for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

  Tax and Regulatory Considerations

        The Committee has considered the limitations on deductibility of compensation of the executive officers under Section 162(m) of the Code. The Committee's current policy is to seek to ensure that substantially all such compensation is deductible under Section 162(m) when paid. Nevertheless, there can be no assurance that all compensation will be deductible under Section 162(m). Section 162(m) of the Code provides that publicly-held companies may not deduct compensation paid to certain executive officers in excess of one million dollars annually, with certain exemptions for qualified, shareholder-approved "performance-based" compensation, such as compensation under the EICP that was approved by the shareholders of the Company at the 2006 Annual Shareholders Meeting. In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible under Section 162(m) when the Committee believes such payments are appropriate and in the best interests of the Company and its shareholders. At this time, essentially all compensation the Company paid to the executive officers is deductible under Section 162(m) of the Code.

        The Company and the Committee also take into consideration various other tax and regulatory matters when determining the amount and type of compensation awarded to executives. These areas include Section 409 of the Code relating to deferred compensation and the expensing of equity grants under SFAS 123R. In making compensation structure and award decisions, the Committee does take into account the impact of these regulatory areas.

  Other Guidelines Affecting Executive Compensation

        Stock-Based Compensation-Timing of Grants.    The Stock Option Plan Committee sets the exercise price of stock options at the closing stock price on the date of grant. The Stock Option Plan Committee tries to make stock option grants at times when the exercise price will not be influenced by releases of material, non-public Company information. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

        Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.    The Company does not have a policy or guideline regarding the adjustment or recovery of awards or payments to executive officers if the relevant Company's performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

  Summary

        In summary, our Board believes the executive compensation program's mix of salary, annual cash bonus incentives, and longer-term equity-based incentives in the form of stock options motivates the Company's management team to produce strong results for shareholders. Our Board believes this compensation program strikes an appropriate balance between the interests and needs of the Company and appropriate employee rewards based on shareholder value creation.

  Compensation Committee Report—Report of the Salary and Steering Committee

        The Salary and Steering Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Salary and Steering Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

        Submitted by the Salary and Steering Committee.

  Peggy J. Newman
  Daniel B. Hastings, Jr.
  Richard E. Haynes
  Irving Greenblum

Executive Compensation Tables

        The following information is furnished for the fiscal year ended December 31, 2007 with respect to the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company receiving at least $100,000 in compensation. All cash compensation is paid by IBC, as the Company does not directly pay any cash compensation to the executive officers of the Company. Each of the three named executive officers of the Company is also an executive officer of IBC.

Summary Compensation

        The following table sets forth information regarding compensation earned by the Principal Executive Officer, the Principal Financial Officer and the one other executive officer of the Company who received compensation of at least $100,000 for each of the Company's last two completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dennis E. Nixon Chairman of the Board, President and Director of the Company; President, CEO and Director of IBC	2006 2007	$504,177 519,941	$250,000 300,000	$	— —	$1,000,000 1,000,000	$100,940 101,380	$1,855,117 1,921,321
R. David Guerra Vice President and Director of the Company; President of IBC branch in McAllen, Texas and Director of IBC	2006 2007	249,968 253,907	62,705 16,615		3,900 573	— —	22,417 21,008	338,990 292,103
Imelda Navarro Principal Financial Officer, Treasurer and Director of the Company, Senior Executive Vice President and Director of IBC	2006 2007	178,214 188,099	68,334 79,454		5,107 401	— —	19,836 18,340	271,491 286,294
(1)
The amounts shown in this column only include the salary paid to the executive officer. All cash compensation paid to the named officers was paid by IBC.

(2)
The amounts shown in this column are discretionary cash bonuses paid by IBC.

(3)
The amounts shown in this column represent the amount of stock-based compensation expense related to stock options recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R and thus include amounts from options granted prior to 2008. Assumptions used in the calculation of this amount are included in footnote 16 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(4)
The amount shown in this column includes the cash bonus paid to Mr. Nixon set forth in the "Grants of Plan-Based Awards Table" below.

(5)
The amounts shown in the "All Other Compensation" column include the perquisites and personal benefits set forth in the "All Other Compensation Table" below.

All Other Compensation

Name	Year	Club Memberships	Company Contribution to Profit Sharing Plans (1)	Director Fees (2)	Airplane (3)	Total
Dennis E. Nixon	2006 2007	$4,780 5,779	$17,243 16,906	$3,600 1,800	$75,317 76,895	$100,940 101,380
R. David Guerra	2006 2007	2,857 3,466	15,960 15,742	3,600 1,800	— —	22,417 21,008
Imelda Navarro	2006 2007	3,578 3,831	12,658 12,709	3,600 1,800	— —	19,836 18,340
(1)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan, a deferred profit sharing plan for employees with one year of continual employment.

(2)
Salaried officers who are directors receive $900 for each board meeting of the Company or any subsidiary bank board on which they serve, but the salaried officers are not compensated for committee meetings.

(3)
Although Mr. Nixon's and his family's personal use of the Company plane is required by the Company for security reasons, the Company still reports for Securities and Exchange Commission disclosure purposes the personal use of the Company plane as a perquisite to Mr. Nixon. The Company reports use of corporate aircraft by executive officers as a perquisite or other personal benefit unless it is integrally and directly related to the performance of the executive's duties. The personal use of the aircraft is reported at the Company's incremental cost. The Company estimates the incremental cost to be equal to the Company's average incremental operating cost, which includes items such as fuel, maintenance, landing fees, trip-related permits, trip-related hangar costs, trip-related catering, meals and supplies, crew expenses during layovers, and any other expenses incurred or accrued based on the number of hours flown. The Company believes this method fairly approximates the Company's incremental cost; however, it may overstate the Company's actual incremental cost in situations where the Company's aircraft would have flown on such trip for business purposes anyway and space would have been available at little or no additional incremental cost to transport the executive or his or her guest(s) who were not traveling for business purposes.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)
Name	Threshold (#)	Target (#)	Maximum (#)
(a)	(c)	(d)	(e)
Dennis E. Nixon
Annual Incentive Reward	$0	$1,000,000	$4,348,250
(1)
Other than outstanding stock options there were no equity awards granted or outstanding in 2007.

(2)
Annual Incentive Rewards are made pursuant to the 2006 Executive Incentive Compensation Plan (the "EICP"). The award provides for only a single estimated payout, which amount is determined in the discretion of the EICP Administrator, based upon whether the Company has met either of two targets related to the Company's return on average total assets and return on average total shareholders' equity for the previous fiscal year. The amount shown in column (c) reflects that 0% is the minimum payout level of the annual incentive reward. Because there is no "target payout" and the amount of the payout is completely discretionary and not determinable, the Company has shown in column (d) the amount actually paid in 2007, as determined based upon the Company's performance in 2006. No participant may receive more than a maximum of 2.5% of the total income before income taxes of the Company for the year under the EICP. Column (e) reflects 2.5% of the Company's total income before income taxes for the year 2006.

Outstanding Equity Awards at Year End

        The following table sets forth 2007 year end information regarding outstanding equity awards held by the individuals named in the Summary Compensation Table above. During 2007, the Company did not grant any options to the named executive officers of the Company.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration date
R. David Guerra	9,687 288	0 1,637	12.66 26.82	9/13/2009(1) 10/14/2013(2)
Imelda Navarro	6,713 412	0 2,338	12.66 26.82	9/13/2009(1) 10/14/2013(2)
(1)
These options were granted on September 13, 2001 and have a five year vesting schedule, vesting 20% each year. All of the options will expire eight years from the date of grant.

(2)
These options were granted on October 14, 2005 and have a six year vesting schedule, vesting 5%, 10%, 15%, 20%, 25% and 25%. All of the options will expire eight years from the date of grant.

Option Exercises and Stock Vested

        The following table reflects certain information regarding individual exercise of stock options with respect to the Common Stock during 2007 by each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Dennis E. Nixon	106,357	$2,445,270
R. David Guerra	0	0
Imelda Navarro	6,675	$138,556
(1)
The "value realized" represents the difference between the exercise price of the option shares and market price of the option shares on the date the option was exercised.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2007, with respect to the Company's compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
	A	B	C
Equity Compensation plans approved by security holders	924,483	$21.00	41,772
Equity Compensation plans not approved by security holders	—	—	—

Total	924,483	21.00	41,772

SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, each of whom is a director and nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 1, 2008, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Irving Greenblum(1)	634,484		*
R. David Guerra(2)	340,206	+	*
Daniel B. Hastings, Jr.	159,018		*
Richard E. Haynes	45,760		*
Imelda Navarro(3)	293,504	+	*
Sioma Neiman(4)	618,736.90%
Peggy J. Newman	17,016		*
Dennis E. Nixon(5)	2,304,272		3.36%
Leonardo Salinas(6)	141,936		*
A. R. Sanchez Jr.(7)	12,991,496		18.95%
All Directors and Executive Officers as a group(10) persons)(8)	17,546,428		25.58%

* Ownership of less than one percent

+ Includes shares which are issuable upon the exercise of options exercisable on or prior to June 1, 2007 ("currently exercisable options").

(1)
The holdings shown for Mr. Greenblum include 88,331 shares held in a family limited partnership, which he has the power to dispose of and to vote. The holdings for Mr. Greenblum include 77,457 shares held in his wife's name.

(2)
The holdings shown for Mr. Guerra include 9,975 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Guerra include 308,231 shares held jointly with his wife and 22,000 shares held in a family limited partnership, which he has the power to dispose of and to vote.

(3)
The holdings shown for Ms. Navarro include 7,125 shares issuable upon the exercise of currently exercisable options.

(4)
The holdings shown for Mr. Neiman are in the name of Inar Investments, Corp., of which he is the Managing Director.

(5)
The holdings shown for Mr. Nixon include 17,381 shares held in his wife's name.

(6)
The holdings shown for Mr. Salinas include 51,562 shares held in a family limited partnership, which he has the power to dispose of and to vote.

(7)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 2,949,556 shares. The shares shown for Mr. Sanchez include 2,848,835 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust. Mr. Sanchez serves as a trustee of this trust and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 4,062,115 additional shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as trustee or co-trustee. Of such amount, Mr. Sanchez has shared power to vote and to dispose of 950,398 shares and has sole power to vote and to dispose of 3,111,717 shares. The shares shown for Mr. Sanchez also include (i) 475,723 shares held indirectly by a limited partnership, the general partner of which is a limited liability company for which Mr. Sanchez serves as a manager; (ii) 2,216,486 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and sole shareholder; and (iii) 438,781 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.

(8)
The holdings shown for all directors and executive officers as a group include 17,100 shares issuable upon the exercise of currently exercisable options.

        Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of April 1, 2008, more than five percent of the outstanding Common Stock of the Company, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
A. R. Sanchez Jr.(1) P.O. Box 2986 Laredo, Texas 78040	12,991,496	18.95%
Wellington Management Company, LLP(2) 75 State Street Boston, Massachusetts 02109	3,498,053	5.10%

(1)
Mr. Sanchez owns directly and has the sole power to vote and to dispose of 2,949,556 shares. The shares shown for Mr. Sanchez include 2,848,835 shares owned by the Alicia M. Sanchez Charitable Lead Annuity Trust. Mr. Sanchez serves as a trustee of this trust and has the sole power to vote and dispose of such shares. The shares shown for Mr. Sanchez also include 4,062,115 additional shares held by trusts in which various family members, including his children, have a vested interest in the income and corpus and for which Mr. Sanchez serves as trustee or co-trustee. Of such amount, Mr. Sanchez has shared power to vote and to dispose of 950,398 shares and has sole power to vote and to dispose of 3,111,717 shares. The shares shown for Mr. Sanchez also include (i) 475,723 shares held indirectly by a limited partnership, the general partner of which is a limited liability company for which Mr. Sanchez serves as a manager; (ii) 2,216,486 shares held by a limited partnership, the managing general partner of which is a corporation of which Mr. Sanchez is the president and sole shareholder; and (iii) 438,781 shares held by the A. R. "Tony" and Maria J. Sanchez Family Foundation, of which Mr. Sanchez is a director.

(2)
Wellington Management Company, LLP ("Wellington"), in its capacity as investment adviser, may be deemed to beneficially owned 3,498,053 shares which are held of record by clients of Wellington. Wellington has shared voting power over 2,360,717 shares and shared dispositive power over 3,459,833 shares. Information relating to this shareholder is based on the shareholder's Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2008.

INTEREST OF MANAGEMENT IN
CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 2007, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, which indebtedness is fully performing and complies with Federal lending restrictions included in section 22(h) of the Federal Reserve Act (12 U.S.C. 375b). The indebtedness, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features. All credit transactions or other transactions with the subsidiary banks of the Company involving executive officers or directors of the Company are reviewed and approved by at least a majority of the disinterested directors of the respective subsidiary bank.

        IBC and Sanchez Oil & Gas Corporation, a related interest of Antonio R. Sanchez, Jr., who is a director and principal shareholder of the Company, previously jointly owned, in varying percentages, certain aircraft used for business purposes by IBC, the other bank subsidiaries and Sanchez Oil and Gas Corporation. IBC and Sanchez Oil & Gas Corporation, or its affiliates, no longer jointly own any aircraft. In June 2007, IBC and Sanchez Management Corp. ("SMC") entered into transactions whereby IBC acquired SMC's interest in one aircraft for $6,475,000 and IBC sold its interest in another aircraft to AMS Aircraft, Incorporated ("AMS"), a related interest of Mr. Sanchez, for $850,000. The values paid were consistent with the book value of the aircraft. Mr. Sanchez is the controlling shareholder of SMC and AMS and, accordingly, the approximate net value of Mr. Sanchez's interest in the two aircraft transactions was approximately $5,625,000. These aircraft transactions were approved in accordance with the Company's policies and procedures for related party transactions.

  Policies and Procedures for Related Person Transactions

        The Company monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under the Company's related person transactions policy. The Company's related person transactions policy is embodied in the International Bancshares Corporation and Subsidiary Banks and Affiliated Companies Code of Ethics. All business transactions between the Company and any Company director, principal shareholder, officer or employee or his or her immediate family (or entity in which he or she has a substantial interest) must be fully disclosed to the Company. In the event the value of the transaction exceeds $50,000, written disclosure to and approval from the Chief Executive Officer of the Company shall be required and such transactions shall be for full and fair value. No officer or employee of the Company shall be a regular supplier or purchaser of goods or services to or from the Company. The Company's Code of Ethics also requires Directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest. Our Directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions.

        When the Company becomes aware of a proposed or existing transaction with a related party, the Company's chief executive officer, in consultation with management determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, the chief executive officer and management determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. Any violation of the Company's Code of Ethics will result in disciplinary action up to and including termination from the Board and/or employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file such reports by the applicable dates during 2007. The Company believes that all of these filing requirements were timely satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and ten percent shareholders and copies of the reports that they have filed with the Commission.

STOCK REPURCHASES

        Share repurchases are only conducted under a publicly announced repurchase program approved by the Board of Directors or in connection with the cashless exercise of stock options of the Company. The following table includes information about share repurchases for the quarter ended December 31, 2007.

	Total Number of Shares Purchased	Average Price Paid Per Share	Shares Purchased as Part of a Publicly- Announced Program	Approximate Dollar Value of Shares Available for Repurchase (1)
October 1—October 31, 2007	3	22.10	3	$14,304,000
November 1—November 30, 2007	58,694	20.79	58,694	13,084,000
December 1—December 31, 2007	4,564	21.14	3,269	12,987,000

	63,261	$20.82	61,966

(1)
The formal stock repurchase program was initiated in 1999 and has been expanded periodically with the most recent expansion occurring in May 2007. The current program allows for the repurchase of up to $225,000,000 of stock through December 2008 of which $12,987,000 remains.

PROPOSAL—2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Board of Directors of the Company has appointed the firm of McGladrey & Pullen, LLP to audit the accounts of the Company and its subsidiaries for the 2008 fiscal year. The firm audited the books of the Company and its subsidiaries for the 2007 fiscal year. The firm was retained on August 24, 2007.

        Audit services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2007 included the annual audit of the Company's consolidated financial statements, which are included in reports to shareholders and the Securities and Exchange Commission and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Representatives of McGladrey & Pullen, LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they ratify the appointment. If shareholder ratification is not obtained, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent auditors. The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

CHANGE IN ACCOUNTANTS

        As noted in the form 8-K filed on August 30, 2007, with the Securities and Exchange Commission the Board of Directors of International Bancshares Corporation issued a press release stating that on August 24, 2007, the Audit Committee, with the approval of the Board of Directors, dismissed KPMG LLP ("KPMG") as the principal accountants for the Company and engaged the accounting firm of McGladrey & Pullen, LLP as the Company's independent registered accounting firm. The reports of KPMG on the Company's financial statements as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

  KPMG's report on the consolidated financial statements of the Company as of and for the year ended December 31, 2006, contained a separate paragraph stating that "As discussed in Note 1 to the Consolidated Financial Statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-based Payment, to account for stock-based compensation."

  KPMG's report on the consolidated financial statements of the Company as of and for the year ended December 31, 2005, contained a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, effective December 31, 2003, the Company changed the method of accounting for its investment in its statutory business trusts."

        The audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through August 24, 2007, there were no: (1) disagreements with KPMG on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v).

        During our fiscal years ended December 31, 2006 and December 31, 2005, and during the subsequent interim period preceding August 24, 2007, neither we nor anyone acting on our behalf consulted McGladrey & Pullen, LLP regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement with KPMG LLP or that was a "reportable event" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table sets forth the aggregate fees billed to the Company for (i) the year ended December 31, 2007 by the Company's principal accountant firm, McGladrey & Pullen, LLP and KPMG LLP and (ii) the year ended December 31, 2006 by the Company's then-principal accountant firm, KPMG LLP.

	December 31,
	2007	2006
Audit Fees (1)	$1,388,370	$1,235,572
Audit-Related Fees (2)	—	—

Audit and Audit Related Fees	1,388,370	1,235,572
Tax Fees (3)	304,325	157,093
All Other Fees	—	—

Total Fees	$1,692,695	$1,392,665

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of the annual consolidated financial statements of the Company, quarterly financial statements included in Forms 10Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-related fees consisted principally of fees for due diligence services.

(3)
Tax Fees consisted of fees for tax consultation and tax compliance services.

        None of the audit-related fees or tax fees billed in 2007 or 2006 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

  Policy on Audit Committee Pre-Approval of Audit Services

        The Audit Committee has considered whether the provision of services covered in billings included under the "All Other Fees" category listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such services would not jeopardize the independence of McGladrey & Pullen, LLP as the Company's principal auditors. The Audit Committee's Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent accountants; provided, however, that the Audit Committee may specifically authorize its Chairman to pre-approve the provision of any non-audit service to the Company. Pre-approval is sought for each particular service and is subject to specific engagement authorization from the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The procedures for pre-approving all audit and non-audit services to be provided to the Company by the independent accountants include the Audit Committee's review of a categorized budget for all audit services, audit-related services, tax services and other services. Audit Committee approval would be required to exceed the budgeted amount for a particular category or to engage the independent accountants for any services not set forth in the budget. The Audit Committee periodically monitors the services rendered by and actual fees paid to the outside accountants to ensure that the services and amounts are within the parameters approved by the Audit Committee or the Chairman of the Audit Committee.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee is responsible for providing objective and independent oversight of the Company's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee's charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed internal controls independently of management and corporate staff and reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements and the independent auditors have the responsibility for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with generally accepted U.S. accounting principles.

REPORT:

        The Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by SAS 61; and

  •
  received the required information and communications from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence.

        Based on the review and discussions with management and the Company's independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

        The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the NASD listing standards and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee has adopted a written charter.

        This report is submitted on behalf of the Audit Committee.

Irving Greenblum        Richard E. Haynes        Daniel B. Hastings, Jr.        Leonardo Salinas

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL—3

AMENDMENT OF THE 2005 INTERNATIONAL BANCSHARES CORPORATION
STOCK OPTION PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION:

  "RESOLVED: That the 2005 International Bancshares Corporation's Stock Option Plan be amended to add 300,000 additional shares."

        On February 20, 2008, the Board of Directors approved for submission to the shareholders an amendment (the "Amendment") to the 2005 International Bancshares Corporation Stock Option Plan (the "Plan"). A copy of the form of the Amendment is attached hereto as Appendix A. The Amendment provides for the addition of 300,000 new shares of Common Stock of the Company to the 522,500 shares of Common Stock already available under the Plan, for a total of 822,500 shares of the Company's Common stock to be available under the Plan. Originally, the Plan document provided for 380,000 shares. On May 2, 2005 the Board of Directors issued a stock dividend of 25%, increasing the number of shares under the Plan to 475,000. On May 21, 2007 the Board of Directors issued a stock dividend of 10%, increasing the number of shares under the Plan to 522,500. Currently, there remains approximately 41,772 shares of Common Stock available for issuance under the Plan. Therefore, the Company seeks to increase the number of authorized shares by 300,000 so that it may continue to reward outstanding employee performance in accordance with the Plan.

        The Company's shareholders approved the Plan. The primary purpose of the Plan is to advance the interests of the Company and its shareholders by affording officers, employees, consultants and advisors of the Company and its Subsidiaries (the "Eligible Persons") an opportunity to increase their proprietary equity interest in the Company's future growth and success through the added incentive created by stock ownership under the Plan. The Company, through the Plan, seeks to motivate and retain officers, employees, consultants and advisors and to attract highly competent individuals whose judgment, initiative and continued effort will contribute to the success of the Company.

        The Plan provides that it will be administered by the Stock Option Plan Committee. The Stock Option Plan Committee has full and final authority to determine the terms and conditions under which options ("Options") to purchase shares of Common Stock may be awarded and to select those Eligible Persons who will be granted Options. The Committee grants all Options under the Plan.

        The Stock Option Plan Committee will consist of at least two members of the Board of Directors each of whom is both a "Non-Employee Director" (as that term is defined in the rules and regulations under Section 16 of the Exchange Act) and an "Outside Director" (as that term is defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code (the "Code")), as may be modified or amended). Within the limits of the Plan, the Stock Option Plan Committee determines the timing, form, terms and conditions of grants under the Plan. Participation in the Plan is determined by the Stock Option Plan Committee and may include any Eligible Persons selected by the Stock Option Plan Committee. There are approximately 2,965 full-time employees of the Company and its Subsidiaries and currently 351 of said employees participate in the 2005 Plan.

        Options granted under the Plan may be Incentive Stock Options ("ISO"), as defined in Section 422 of the Code, or options not qualifying for treatment as ISOs ("Nonstatutory Stock Options"). Subject to applicable provisions of the Code, the Committee determines the recipients of Options and the terms of the Options, including the type of Option, the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Restrictions on the exercise of an Option may, at the discretion of the Committee, be contained in the agreement with the participant or in the Committee's procedures. Each ISO must comply with all the requirements of Section 422 of the Code. The

Committee may in its discretion waive any condition or restriction on the exercise of an Option and may accelerate the time at which any Option is exercisable.

        The price per share of Common Stock subject to an Option (the "Option Price") is set by the Stock Option Plan Committee at the time of grant. In the case of ISOs and Nonstatutory Stock Option, the Option Price may not be less than the Fair Market Value on the date of grant of Common Stock (as determined in accordance with the Plan); provided, however, the Option Price of an ISO granted to an Eligible Person that owns 10% or more of the Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant of the ISO. The Stock Option Plan Committee also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or Company securities, the withholding of Common Stock, or any other arrangement satisfactory to the Stock Option Plan Committee.

        Options granted under the Plan may be exercisable for a period of up to 10 years from the date of grant, excluding ISOs granted to 10% shareholders which may be exercisable for a period of up to only 5 years. Within these limitation periods, the Stock Option Plan Committee will determine the expiration dates of Options. Options may be exercised at any time or from time to time, within their terms, in whole or in part, or otherwise as shall be determined by the Stock Option Plan Committee.

        In the event the number of outstanding shares of Common Stock of the Company are changed by a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, an appropriate adjustment shall be made (i) in the number and kind of shares as to which Options may be granted under the Plan, (ii) the number and kind of shares which may be granted to an Eligible Person in any one taxable year of the Company, (iii) the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that securities issuable upon exercise of any Option after such event shall be equivalent to the securities which would have been issuable upon exercise of such Option had such exercise been completed prior to such event, and (iv) a corresponding adjustment in the Option Price shall be made to each outstanding Option. Such adjustment shall be made by the Stock Option Plan Committee, whose determination in that respect shall be final, binding and conclusive on all persons. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Stock subject to an Option.

        Under the Code, a participant receiving a Nonstatutory Stock Option generally does not recognize taxable income upon the grant of the Option. A participant does, however, recognize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of Common Stock on the date of exercise exceeds the Option Price. The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum taxable income for the participant. In addition, if the participant does not dispose of Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon the subsequent sale of Common Stock will be long-term capital gain or loss, assuming the shares represents a capital asset in the participant's hands.

        The Company may deduct for Federal income tax purposes (with certain exceptions) an amount equal to the ordinary income so realized by the participant with regard to a Nonstatutory Stock Option. No deduction is allowed to the Company in connection with the grant or exercise of an ISO. However, the Company will be entitled to a deduction in the year that a disqualifying disposition of the ISO occurs equal to the amount of ordinary income recognized by the participant. The value of an amount received under the Plan includable in a Participant's gross income is subject to withholding or the Participant shall pay to the Company or make arrangements satisfactory to the Stock Option Plan Committee regarding payment of any Federal, state, or local taxes of any kind required by law.

        During the 2007 fiscal year, the Board of Directors approved the granting of several incentive stock options to Eligible Persons of the Company. The optionees have the right to purchase 156,025 shares of Common Stock of the Company at prices of $20.99 or $26.47 per share. On April 1, 2008 the closing sales price of the Company's Common Stock was $23.72. The Common Stock trades under the NASDAQ market under the ticker symbol "IBOC." The benefits that will be received under the Plan by particular individuals or groups are not determinable at this time. There were no grants issued to the named executive officers during the 2007 fiscal year.

        The Board of Directors may at any time terminate and amend the Plan; however, no such action of the Board may increase the total number of shares subject to the Plan or change the employees eligible to receive options under the Plan without approval of the shareholders.

        The affirmative vote of the holders of a majority of the shares entitled to vote on this matter and represented in person or by proxy is required to approve the Amendment of the Plan. The Board of Directors recommends that the shareholders vote FOR the Amendment of the Plan. The accompanying proxy will be voted in favor of approval of the Amendment unless contrary instructions are noted on the proxy.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        The 2009 Annual Meeting of Shareholders will be held on May 18, 2009. In connection with the Company's next annual meeting, shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 12 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in Section 12 of the Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 12 of the Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary.

        To be timely, a shareholder's notice shall be delivered to the Secretary of the Company at 1200 San Bernardo Avenue, Laredo, Texas 78042 not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The Company's 2009 Annual Meeting is scheduled for May 18, 2009. Thus, a shareholder notice must be received by the Company no later than March 21, 2009 and no earlier than February 19, 2009. If the date of the 2009 Annual Meeting is changed, these dates may change. Such shareholder's notice is required to set forth, as to each matter the shareholder proposes to bring before an annual meeting, certain information specified in the Bylaws. A copy of the Bylaws of the Company may be obtained from the Secretary of the Company at the address set forth above.

        Proposals from shareholders which are intended to be included in the proxy statement relating to the Company's 2009 Annual Meeting of Shareholders must comply with Rule 14a-8 under the Exchange Act and must be received in writing by the Company at its principal executive offices at the address set forth above no later than December 20, 2008.

OTHER MATTERS

        No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

INTERNATIONAL BANCSHARES CORPORATION

Dennis E. Nixon President
Dated: April 18, 2008

THE COMPANY'S 2007 ANNUAL REPORT IS BEING FURNISHED WITH THIS PROXY STATEMENT TO SHAREHOLDERS OF RECORD AS OF THE RECORD DATE. THE ANNUAL REPORT DOES NOT CONSTITUTE A PART OF THIS PROXY STATEMENT OR PROXY SOLICITATION MATERIAL. THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 2007, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY, MS. IMELDA NAVARRO AT THE ADDRESS LISTED BELOW. THE COMPANY'S ANNUAL REPORT AND THE EXHIBITS FILED WITH IT ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, THE ENCLOSED PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE ON OUR WEBSITE AT WWW.IBC.COM UNDER THE HEADING "INVESTORS" IN THE SECTION FOR "SEC FILINGS." ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS OUR PROXY STATEMENT AND FORM 10-K AT http://ww3.ics.adp.com/streetlink/IBOC, WHICH DOES NOT HAVE "COOKIES" THAT IDENTIFY VISITORS TO THE SITE.

INTERNATIONAL BANCSHARES CORPORATION

P. O. Drawer 1359

Laredo, Texas 78042-1359

(956) 722-7611 Extension 6222

Appendix A

AMENDMENT ONE
2005 INTERNATIONAL BANCSHARES CORPORATION
STOCK OPTION PLAN

        WHEREAS, INTERNATIONAL BANCSHARES CORPORATION (the "Company") adopted the 2005 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN (the "Plan"), on April 1, 2005;

        WHEREAS, on February 20, 2008, the Company's Board of Directors determined that it is in the best interests of the Company to amend the Plan to increase the number of shares of Company common stock available under the Plan by 300,000 shares and the Board recommended shareholder approval of an amendment to the Plan reflecting this change (this "Amendment One");

        WHEREAS, the Company issued stock dividends on May 2, 2005 and May 21, 2007, and pursuant to the anti-dilution provisions of Section 3.03 of the Plan the 380,000 shares originally available under the Plan were adjusted to 522,500 shares, which amount when added to the 300,000 additional shares will result in 822,500 shares of Company common stock being available under the Plan;

        WHEREAS, on May 19, 2008, the shareholders of the Company approved this Amendment One;

        NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended by replacing the existing Section 3.01 in its entirety as follows, effective May 19, 2008, and all other provisions of the Plan not directly affected by this Amendment One shall remain in full force and effect:

          3.01    Limitations.    Subject to Section 3.02 and the adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock covered by Options which may be granted hereunder to Participants under all Options shall not exceed Eight Hundred Twenty-two Thousand Five Hundred (822,500) shares. The shares of Stock which may be issued by the Company upon exercise of an option may be issued out of the Company's authorized and unissued shares of Stock or reaquired shares of Stock (treasury stock).

        IN WITNESS WHEREOF, this Amendment One is executed on the        day of                , 2008.

                    INTERNATIONAL BANCSHARES CORPORATION

                    By:

                    Name:

                    Title:

A-1

INTERNATIONAL BANCSHARES CORPORATION
For the Annual Meeting of Shareholders Called for May 19, 2008

           The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby revoking all proxies previously granted appoint(s) Irving Greenblum, Daniel B. Hastings, Jr. and Richard E. Haynes, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorize(s) them to vote, as designated below, all the shares of the Company's Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 19, 2008 at 7:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1.	ELECTION OF DIRECTORS. Nominees: I. Greenblum, R.D. Guerra, D. B. Hastings, Jr., R.E. Haynes, I. Navarro, S. Neiman, P. J. Newman, D.E. Nixon, L. Salinas, A. R. Sanchez, Jr.
FOR, all nominees listed above ☐	FOR, all nominees listed above, except for the nominee(s) set forth on the line below ☐
WITHHOLD AUTHORITY, to vote for all nominees listed above ☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

The Board of Directors recommends a vote FOR all nominees.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2008.
FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR the above ratification.

(Continued on reverse side)

3.	PROPOSAL TO APPROVE AN AMENDMENT to add 300,000 additional shares to the 2005 International Bancshares Corporation Stock Option Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote FOR the above proposal.

4.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Any of the Proxies, or their respective substitutes, who shall be present and acting at the Annual Meeting shall have and may exercise all of the powers hereby granted.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES AND FOR PROPOSALS 2 and 3 ABOVE. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN SECTION 4.

           The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 18, 2008.

Dated:	2008

Signature(s)

(Signature should agree with name of Stock Certificate as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing).
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
I do        do not        plan to attend the Annual Meeting of Shareholders.

QuickLinks

INTERNATIONAL BANCSHARES CORPORATION Post Office Drawer 1359 Laredo, Texas 78042-1359
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2008
INTERNATIONAL BANCSHARES CORPORATION 1200 San Bernardo Avenue Laredo, Texas 78040
SOLICITATION AND REVOCATION OF PROXIES, AVAILABILITY OF PROXY MATERIALS AND VOTING OF PROXIES AND SHARES
PROPOSAL—1 ELECTION OF DIRECTORS
The Board of Directors recommends a vote "FOR" each named nominee.
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Compensation Tables
SECURITY OWNERSHIP OF MANAGEMENT
PRINCIPAL SHAREHOLDERS
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK REPURCHASES
PROPOSAL—2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
CHANGE IN ACCOUNTANTS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
AUDIT COMMITTEE REPORT
PROPOSAL—3
AMENDMENT OF THE 2005 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS
Appendix A
AMENDMENT ONE 2005 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN